[TranSwitch Logo]

EXHIBIT 99.1

News Release

TranSwitch Corporation Announces Second Quarter Results

(Shelton, CT) July 16, 2003 — TranSwitch Corporation (NASDAQ: TXCC) announced today that it posted second quarter 2003 net revenues of $6.6 million and a net loss according to Generally Accepted Accounting Principles (GAAP) of ($12.6) million, or ($0.14) per basic and diluted share. For the six-months ended June 30, 2003, the Company has posted net revenues of $10.7 million and a net loss of ($30.0) million, or ($0.33) per basic and diluted share.

During the second quarter of 2003, the Company reported a gross margin of $3.3 million. This margin was impacted by two factors; an excess inventory charge totaling $1.5 million and a cost of sales benefit from the sale of previously reserved inventory totaling $1.7 million. This compares to a gross margin of $2.9 million, which included a $0.7 million cost of sales benefit from the sale of previously reserved inventory, that the Company reported for the second quarter of 2002.

For comparison purposes, the net loss on a GAAP basis (as restated due to a change from the cost to the equity method of accounting for the Company’s investment in OptiX Networks, Inc.) for the relevant prior quarters was:

•	for the second quarter of 2002, the net loss was ($9.0) million, or ($0.10) per basic and diluted share. The net loss before income tax benefit was ($14.2) million. The second quarter of 2002 was the last quarter that the Company recognized an income tax benefit; and

•	for the first quarter of 2003, net loss was ($17.4) million, or ($0.19) per basic and diluted share.

“Although the conditions in the wireline telecom market place continue to be challenging and we still have limited visibility, we are encouraged by our second quarter results,” stated Dr. Santanu Das, Chairman of

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TranSwitch Corporation Announces Second Quarter Results                                                                                      Page 2

the Board, Chief Executive Officer and the President of TranSwitch Corporation. “We are further encouraged by the fact that in the second quarter, we had 63 design-wins in 35 accounts and our EtherMap-3 product continues to have a very high level of interest.”

“Our objective continues to be a company that is a specialist in the SONET / Ethernet-over-SONET (EoS) area. We see broad momentum behind Ethernet service, particularly in Asia,” commented Dr. Das.

“Our focus on the SONET / EoS area is based on the following: a) validation through design wins that EoS represents a growth segment in the wireline market; b) our considerable intellectual property in the EoS area; and c) the endorsement of our EoS products by major systems vendors. Accordingly, we believe that we are in the forefront of this critical marketplace,” stated Dr. Das.

“We are anticipating that third quarter 2003 net revenues will be in the $4.5 million range. We are estimating that our third quarter 2003 GAAP net loss will be in the range of ($0.18) to ($0.19) per basic and diluted share. This per share estimate excludes the potential impact of our proposed bond exchange and any potential further impact related to the application of FIN 46,” concluded Dr. Das.

There will be a conference call regarding this announcement on Wednesday, July 16, 2003 at 5:30 p.m. eastern time. The dial-in number is (706) 679-0410, leader Peter Tallian. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through July 30, 2003. To access the replay, dial (706) 645-9291 and enter 1520133 as the conference ID number. Interested parties can also access the webcast via www.vcall.com by clicking on the TranSwitch Corporation conference call link. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation:

TranSwitch Corporation, headquartered in Shelton, Connecticut, is a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions – Connectivity Engines ™– to original equipment manufacturers who serve three end-markets: the Worldwide Public Network Infrastructure, the Internet Infrastructure, and corporate Wide Area Networks (WANs). Combining its in-depth understanding of applicable global communication standards and its world-class expertise in semiconductor design, TranSwitch Corporation implements communications standards in VLSI solutions that deliver high levels of performance. Committed to providing high-quality products and service, TranSwitch is ISO 9001 registered. Detailed information on TranSwitch products, news announcements, seminars, service and support is available on TranSwitch’s home page at the World Wide Web site—http://www.transwitch.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements

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TranSwitch Corporation Announces Second Quarter Results                                                                                      Page 3

regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks associated with the proposed exchange offer and new money offering, including the possibility that the proposed exchange offer and new money offering may not be initiated, or if initiated, may not be consummated; risks of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks relating to TranSwitch’s indebtedness; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission.

For more information contact:

Peter J. Tallian, Chief Financial Officer

TranSwitch Corporation

Phone: 203/929-8810 ext. 2427

Fax: 203/926-9453

www.transwitch.com

TranSwitch Corporation Announces Second Quarter Results                                                                                      Page 4

TranSwitch Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

	Three Months Ended June 30,
	2003(1)	2002(2)
Net revenues:
Product revenues	$6,516	$4,266
Service revenues	91	223

Total net revenues	6,607	4,489
Cost of revenues:
Cost of product revenues	1,759	961
Provision for excess inventories	1,498	—
Cost of service revenues	13	612

Total cost of revenues	3,270	1,573

Gross profit	3,337	2,916
Operating expenses:
Research and development	10,468	13,189
Marketing and sales	2,710	2,941
General and administrative	1,248	1,874
Restructuring charge (benefit)	138	(1,480)

Total operating expenses	14,564	16,524

Operating loss	(11,227)	(13,608)
Other (expense) income:
Equity in net losses of affiliates	(471)	(532)
Interest (expense) income:
Interest income	738	1,569
Interest expense	(1,486)	(1,593)

Interest expense, net	(748)	(24)

Total other (expense) income	(1,219)	(556)

Loss before income taxes	(12,446)	(14,164)
Income tax expense (benefit)	115	(5,182)

Net loss	$(12,561)	$(8,982)

Basic and diluted loss per common share:

Net loss	$(0.14)	$(0.10)

Basic and diluted average shares outstanding	90,167	90,038

(1)	As a result of FIN 46, TranSwitch began consolidating the results of TeraOp Inc during 2003, and has included approximately $0.6 million of operating expenses attributable to TeraOp for the quarter ended June 30, 2003 within its consolidated statement of operations.
(2)	The 2002 figures have been adjusted for the effect of the change in the investment in OptiX Networks, Inc. from the cost to the equity method of accounting which occurred in the quarter ended September 30, 2002.

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TranSwitch Corporation Announces Second Quarter Results                                                                                      Page 5

TranSwitch Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

	Six Months Ended June 30,
	2003(1)	2002(2)
Net revenues:
Product revenues	$10,447	$8,795
Service revenues	258	556

Total net revenues	10,705	9,351
Cost of revenues:
Cost of product revenues	2,997	2,545
Provision for excess inventories	1,498	—
Cost of service revenues	115	846

Total cost of revenues	4,610	3,391

Gross profit	6,095	5,960
Operating expenses:
Research and development	20,698	26,515
Marketing and sales	5,392	6,677
General and administrative	2,720	4,196
Restructuring charge (benefit) and asset impairments	3,925	(1,480)
Purchased in-process research and development	—	2,000

Total operating expenses	32,735	37,908

Operating loss	(26,640)	(31,948)
Other (expense) income:
Impairment of investments in non-publicly traded companies	(50)	—
Equity in net losses of affiliates	(786)	(1,115)
Gain from repurchase of 4.5% convertible notes	—	51,976
Interest (expense) income:
Interest income	1,585	3,911
Interest expense	(3,038)	(5,406)

Interest expense, net	(1,453)	(1,495)

Total other (expense) income	(2,289)	49,366

(Loss) income before income taxes	(28,929)	17,418
Income tax expense	184	7,765

Net (loss) income before extraordinary loss and cumulative effect of a change in accounting principle	(29,113)	9,653
Extraordinary loss upon consolidation of TeraOp (USA), Inc.	(83)	—
Cumulative effect on prior years of retroactive application of new depreciation method	(805)	—

Net (loss) income	$(30,001)	$9,653

Basic (loss) income per common share:
Net (loss) income before extraordinary loss and cumulative effect of a change in accounting principle	$(0.32)	$0.11
Extraordinary loss upon consolidation of TeraOp (USA), Inc.	—	—
Cumulative effect on prior years of retroactive application of new depreciation method	(0.01)	—

Net (loss) income	$(0.33)	$0.11

Diluted (loss) income per common share:
Net (loss) income before extraordinary loss and cumulative effect of a change in accounting principle	(0.32)	0.11
Extraordinary loss upon consolidation of TeraOp (USA), Inc.	—	—
Cumulative effect on prior years of retroactive application of new depreciation method	(0.01)	—

Net (loss) income	(0.33)	0.11

Basic shares outstanding	90,166	89,992
Diluted shares outstanding	90,166	90,535

(1)	As a result of FIN 46, TranSwitch began consolidating the results of TeraOp Inc. during 2003, and has included approximately $0.9 million of operating expenses attributable to TeraOp for the six-months ended June 30, 2003 within its consolidated statement of operations.
(2)	The 2002 figures have been adjusted for the effect of the change in the investment in OptiX Networks, Inc. from the cost to the equity method of accounting which occurred in the quarter ended September 30, 2002. Also, the gain on debt extinguishment, previously classified as extraordinary, has been reclassified to continuing operations in accordance with SFAS No. 145.

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TranSwitch Corporation Announces Second Quarter Results                                                                                      Page 6

TranSwitch Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2003(1)	December 31, 2002
ASSETS
Current assets:
Cash and short-term marketable securities	$161,925	$183,647
Accounts receivable, net	3,122	2,228
Inventories	2,977	4,658
Prepaid expenses and other current assets	4,504	5,480

Total current assets	172,528	196,013
Long-term marketable securities	17,360	21,819
Property and equipment, net	12,010	17,219
Patents, net of accumulated amortization	1,320	1,655
Investments in non-publicly traded companies	1,349	1,988
Deferred financing costs, net	3,021	2,193
Other assets	1,110	2,466

Total assets	$208,698	$243,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,503	$2,044
Accrued expenses and other current liabilities	5,991	8,992
Accrued compensation and benefits	1,501	1,961
Accrued sales returns, allowances and stock rotation	1,470	1,479
Accrued interest	1,546	1,546
Restructuring liabilities	1,553	1,708

Total current liabilities	13,564	17,730
Restructuring liabilities – long term	25,087	25,849
4½% Convertible Notes due 2005	114,113	114,113

Total liabilities	152,764	157,692

Total stockholders’ equity	55,934	85,661

Total liabilities and stockholders’ equity	$208,698	$243,353

(1)	As a result of FIN 46, TranSwitch began consolidating the results of TeraOp Inc. during 2003. Approximately $0.3 million of assets and $0.5 million of liabilities are attributable to TeraOp as of June 30, 2003.